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                                                                    Exhibit 99.1



                  COVER-ALL TECHNOLOGIES INC. SENIOR MANAGEMENT
                        ADOPTS RULE 10B5-1 TRADING PLANS


FAIRFIELD, NEW JERSEY (December 3, 2007) - Cover-All Technologies Inc. (OTC Bulletin Board: COVR.OB), a Delaware corporation ("Cover-All" or the "Company"), announced today that each of Mark Johnston and Earl Gallegos, directors of the Company, and Maryanne Gallagher, the Chief Operating Officer of the Company, has adopted separate pre-arranged "trading plans" in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Each of the Rule 10b5-1 trading plans adopted by Mr. Johnston, Mr. Gallegos and Ms. Gallagher allows for the exercise of their currently outstanding stock options through the exchange of shares of common stock of the Company owned by Mr. Johnston, Mr. Gallegos and Ms. Gallagher, respectively. The plans were adopted on December 3, 2007, and no transactions will take place pursuant to each of such plans prior to January 3, 2008 (i.e., at least 30 days after the announcement of the adoption of the plans).

Each of Mr. Johnston, Mr. Gallegos and Ms. Gallagher has informed the Company that they have adopted their respective trading plan in order to exercise outstanding options that are expiring in the near future. In addition, each of Mr. Johnston, Mr. Gallegos and Ms. Gallagher has informed the Company that they intend that all the exercises of the stock options and other transactions under their respective plan shall be made pursuant to, and in compliance with the various provisions of, Rule 144 of the Securities Act of 1933, as amended, and that any transactions under each of the plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Rule 10b5-1 allows officers and directors to establish written, pre-arranged stock trading plans when they are not in possession of material, non-public information. Once a plan is established, the stockholder does not retain or exercise any discretion over securities transactions under the plan and the pre-planned trades can be executed at later dates as set forth in the plan, without regard to any subsequent material, non-public information that the stockholder might receive.


ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.


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Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, including the Company's Form 10-K for the year ended December 31, 2006, filed with the SEC on April 2, 2007, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:
Ann Massey
Chief Financial Officer
973/461-5190
AMASSEY@COVER-ALL.COM